TXI REPORTS FOURTH QUARTER AND YEAR-END RESULTS

Dallas, TX - July 10, 2008 - Texas Industries, Inc. (NYSE-TXI) today reported financial results for the quarter and year ended May 31, 2008.

General Comments

“We are extremely pleased to have the new cement plant in California up and running,” stated Mel Brekhus, Chief Executive Officer. “The new plant, which was completed in May, will yield significant efficiencies in energy, labor and repair and maintenance compared to the plant that has been retired. In addition, the expansion of TXI’s cement plant in Central Texas is well under way. That plant is scheduled to begin operations in about 18 months.”

In the Texas market, which accounted for approximately 82% of total TXI revenues in FY08, overall construction activity continued to generate a level of cement consumption that exceeded cement production capacity. California cement consumption trends continued to follow the decline in overall construction activity in that state. As demand for cement has declined in California, imports of cement have fallen as well.

During the quarter ended May 31, 2008, average cement prices declined 3% on a year-over-year basis but sequentially increased 2% compared to the quarter ended February 29, 2008. Both price movements were primarily due to changes in the geographic mix of shipments between the Texas and California markets and product mix shifts within the markets. Cement price increases announced in April for Texas were partially successful. In addition, TXI has announced cement price increases for South and Central Texas of $5 per ton effective July 1, 2008 and announced another $5 per ton increase in both areas effective October 1, 2008.

“Despite increased diesel costs, aggregate and ready-mix operations were able to show marked improvements in financial performance during the fiscal year,” continued Brekhus. “TXI’s strategy to increase cement production and improve operating efficiencies throughout all operations remains our primary focus.”

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Fourth Quarter Ended May 31, 2008

Net sales for the quarter ended May 31, 2008 were up 2% compared to the same period last year. Average realized prices for aggregate and ready-mix concrete products increased 2% and 5%, respectively, while cement prices declined by 3%. Shipments for cement and ready-mix concrete both declined 3% while aggregate shipments declined 2%.

Net income for the quarter ended May 31, 2008 equaled $25.6 million ($.92 per share) while net income for the same period last year totaled $30.1 million ($1.09 per share). Net income for 2008 included after-tax gains from three transactions, discussed in more detail below, totaling $12.0 million ($.43 per share).

Declines in production and increased repair and maintenance costs associated with the old cement plant that has now been replaced in California reduced pre-tax income by approximately $12.9 million compared to the same quarter last year. At TXI’s Texas cement operations, higher energy expenses and planned outage maintenance costs reduced income by $5.2 million and $4.2 million, respectively, while increased diesel costs for aggregate and ready-mix concrete operations reduced pre-tax income by approximately $2.6 million.

Total selling, general and administrative expenses increased by $2.8 million as incentive expenses declined $3.1 million while stock-based compensation, insurance, retirement and other expenses increased. Interest expense increased by $1.9 million as capitalized interest related to the modernization and expansion of the California cement plant was stopped during the quarter with the completion of the project.

Other income increased by $18.8 million compared to last year’s fourth quarter. During the quarter, TXI sold its sand and gravel operations in Southern Louisiana. The transaction resulted in a pretax gain of $10.1 million. The sale consisted of five operations that had combined shipments of approximately 3 million tons in fiscal year 2008. During the same quarter, the Company sold surplus real estate associated with sand and gravel operations in the North Texas region which resulted in a pre-tax gain of $5.1 million and also sold emissions credits related to cement operations in California that resulted in a pre-tax gain of $3.9 million.

Fiscal Year Ended May 31, 2008

Net sales for fiscal year 2008 were up 3% compared to a year ago. Average realized prices for aggregate and ready-mix concrete products increased 6% and 7%, respectively, while cement prices declined by 2%. Ready-mix concrete shipments increased 5% and cement and aggregate shipments both declined 1%.

Net income for the year ended May 31, 2008 equaled $87.4 million ($3.14 per share). For the same period ended May 31, 2007 net income equaled $100.9 million ($3.80 per share). Net income for 2008 included after-tax gains from the aggregate and emission sale transactions mentioned previously totaling $12.0 million ($.43 per share). Net income for 2007 included an after-tax gain of $12.9 million ($.47 per share) that resulted from the settlement of the U.S. antidumping order on Mexican cement.

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Declining production and impaired efficiencies associated with the old cement plant in California reduced pre-tax income by approximately $33.6 million during fiscal year 2008 compared to 2007. Higher energy and maintenance outage costs related to Texas cement production reduced pre-tax income by $7.7 million and $9.2 million, respectively, while increased diesel costs for aggregate and ready-mix concrete operations reduced pre-tax income by approximately $6.1 million.

Total selling, general and administrative expenses declined $11.9 million, primarily due to an $8.8 million decline in stock-based compensation and a decline of $11.8 million in incentive expense offset somewhat by increased retirement, insurance and other expense. Interest expense declined $11.6 million as a result of capitalized interest related to cement plant modernization and expansion projects.

Other income declined $5.1 million compared to last year. Fiscal year 2007 other income included $19.8 million in income from distributions relating to the U.S. antidumping settlement on cement imports from Mexico. Fiscal year 2008 other income included gains totaling $19.1 million from the aggregate and emissions sale transactions already mentioned. The remaining difference in other income was primarily due to lower interest income in 2008.

A teleconference will be held today, July 10, 2008 at 1:00 p.m. Central Daylight Time to further discuss year-end results. A real-time webcast of the conference is available by logging on to TXI’s website at www.txi.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, changes in costs of raw materials, fuel and energy, the impact of environmental laws, regulations and claims and risks and uncertainties described in the Company’s reports on SEC Forms 10-K, 10-Q and 8-K.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregates, ready-mix concrete and concrete products.

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CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended		Year ended
	May 31,		May 31,
In thousands except per share	2008	2007	2008	2007

NET SALES	$266,392	$261,995	$1,028,854	$996,250

Cost of products sold	218,331	191,063	835,019	760,160
GROSS PROFIT	48,061	70,932	193,835	236,090

Selling, general and administrative	32,256	29,425	96,220	108,106
Interest	2,505	600	2,505	14,074
Other income	(23,782)	(4,983)	(31,563)	(36,581)
	10,979	25,042	67,162	85,599
INCOME BEFORE INCOME TAXES	37,082	45,890	126,673	150,491

Income taxes	11,521	15,779	39,259	49,584
NET INCOME	$25,561	$30,111	$87,414	$100,907

Net income per share
Basic	$.93	$1.12	$3.19	$4.06
Diluted	$.92	$1.09	$3.14	$3.80

Average shares outstanding
Basic	27,456	26,860	27,383	24,815
Diluted	27,884	27,847	27,860	27,684

Cash dividends per share	$.075	$.075	$.30	$.30

Major product shipments
Cement (tons)	1,284	1,325	5,035	5,074
Stone, sand and gravel (tons)	5,427	5,553	21,851	22,114
Ready-mix concrete (cubic yards)	939	970	3,844	3,665

Major product prices
Cement ($/ton)	$92.46	$95.48	$93.07	$95.06
Stone, sand and gravel ($/ton)	7.69	7.51	7.44	7.03
Ready-mix concrete ($/cubic yard)	81.84	77.74	80.83	75.87

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	May 31,
In thousands	2008	2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$39,527	$15,138
Receivables - net	155,676	142,610
Inventories	130,181	121,467
Deferred income taxes and prepaid expenses	30,398	17,621
TOTAL CURRENT ASSETS	355,782	296,836

OTHER ASSETS
Goodwill	60,110	58,395
Real estate and investments	59,971	111,414
Deferred charges and other	11,332	11,369
	131,413	181,178
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	139,544	132,992
Buildings	56,976	41,485
Machinery and equipment	1,208,905	752,531
Construction in progress	137,083	362,646
	1,542,508	1,289,654
Less depreciation and depletion	514,744	505,432
	1,027,764	784,222
	$1,514,959	$1,262,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$128,497	$109,749
Accrued interest, wages and other	47,846	57,891
Current portion of long-term debt	7,725	1,340
TOTAL CURRENT LIABILITIES	184,068	168,980

LONG-TERM DEBT	401,880	274,416

DEFERRED INCOME TAXES AND OTHER CREDITS	112,498	90,358

SHAREHOLDERS’ EQUITY
Common stock, $1 par value	27,493	27,323
Additional paid-in capital	459,877	448,289
Retained earnings	336,279	257,087
Accumulated other comprehensive loss	(7,136)	(4,217)
	816,513	728,482
	$1,514,959	$1,262,236

CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Year Ended May 31,
In thousands	2008	2007	2006

OPERATING ACTIVITIES
Net income	$87,414	$100,907	$8,102
Adjustments to reconcile net income to cash provided by continuing operating activities
Income from discontinued operations	--	--	(8,691)
Depreciation, depletion and amortization	55,577	46,356	44,955
Gains on asset disposals	(19,410)	(2,917)	(34,768)
Deferred income taxes	19,567	11,354	6,581
Stock-based compensation expense	2,395	13,866	4,368
Excess tax benefits from stock-based compensation	(3,299)	(1,694)	--
Loss on debt retirements	--	48	107,006
Other - net	2,475	3,234	(4,130)
Changes in operating assets and liabilities
Receivables - net	(29,507)	846	(5,060)
Inventories	(8,714)	(18,975)	(18,761)
Prepaid expenses	(2,033)	1,392	(47)
Accounts payable and accrued liabilities	(2,910)	31,541	(2,186)
Cash provided by continuing operating activities	101,555	185,958	97,369
Cash used by discontinued operating activities	--	--	(7,778)
Net cash provided by operating activities	101,555	185,958	89,591

INVESTING ACTIVITIES
Capital expenditures - expansions	(247,552)	(214,878)	(73,384)
Capital expenditures - other	(64,973)	(102,780)	(36,861)
Cash designated for property acquisitions	(28,733)	--	--
Proceeds from asset disposals	34,922	5,552	23,107
Purchases of short-term investments	--	(8,500)	(50,500)
Sales of short-term investments	--	59,000	--
Investments in life insurance contracts	99,203	(6,061)	(4,366)
Other - net	101	(336)	612
Cash used by continuing investing activities	(207,032)	(268,003)	(141,392)
Cash used by discontinued investing activities	--	--	(2,757)
Net cash used by investing activities	(207,032)	(268,003)	(144,149)

FINANCING ACTIVITIES
Long-term borrowings	366,000	38,000	250,000
Debt retirements	(232,366)	(25,521)	(600,700)
Debt issuance costs	(2,160)	--	(7,363)
Debt retirement costs	--	(6)	(96,029)
Stock option exercises	3,315	6,394	7,510
Excess tax benefits from stock-based compensation	3,299	1,694	--
Common dividends paid	(8,222)	(7,517)	(6,908)
Cash provided (used) by continuing financing activities	129,866	13,044	(453,490)
Cash provided by discontinued financing activities	--	--	340,587
Net cash provided (used) by financing activities	129,866	13,044	(112,903)
Increase (decrease) in cash and cash equivalents	24,389	(69,001)	(167,461)

Cash and cash equivalents at beginning of year	15,138	84,139	251,600
Cash and cash equivalents at end of year	$39,527	$15,138	$84,139

Texas Industries, Inc.
Consolidated Statements of Operations
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007					FY2008
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Shipments
Cement (Thousands of Tons)	4,900	5,298	5,394	5,136	1,388	1,239	1,122	1,325	5,074	1,290	1,319	1,142	1,284	5,035
Aggregates (Thousands of Tons)	19,003	22,282	23,616	25,246	6,461	5,573	4,527	5,553	22,114	5,551	5,863	5,010	5,427	21,851
Ready-mix (Thousands of Cubic Yards)	3,513	3,562	3,678	3,830	980	979	736	970	3,665	998	1,050	857	939	3,844

Price
Cement ($ per Ton)	68.90	68.48	75.05	87.14	94.48	94.85	95.50	95.51	95.06	95.69	92.88	91.01	92.49	93.07
Aggregates ($ per Ton)	5.55	5.43	5.68	6.08	6.61	6.83	7.30	7.51	7.03	7.17	7.39	7.52	7.69	7.44
Ready-mix ($ per Cubic Yard)	57.88	57.94	60.54	69.25	73.90	74.76	77.49	77.81	75.87	80.17	80.19	81.26	81.71	80.83

Net Sales	-
Cement	337,624	362,824	404,823	447,594	131,157	117,528	107,143	126,551	482,379	123,423	122,586	103,891	118,773	468,673
Aggregates	105,521	120,997	134,220	153,480	42,723	38,066	33,043	41,730	155,562	39,804	43,324	37,699	41,755	162,582
Ready-mix	203,349	206,394	222,680	265,254	72,442	73,142	57,007	75,476	278,067	79,990	84,233	69,699	76,730	310,652
Other	117,810	116,108	104,847	118,555	34,473	28,196	26,048	31,081	119,798	32,175	31,375	30,155	38,901	132,606
Interplant	(100,478)	(98,353)	(105,576)	(121,127)	(31,478)	(30,046)	(23,890)	(32,992)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)
Delivery Fees	54,292	59,209	73,809	80,166	22,335	18,946	17,420	20,149	78,850	20,494	21,705	19,579	23,024	84,802
Net Sales	718,118	767,179	834,803	943,922	271,652	245,832	216,771	261,995	996,250	263,454	268,473	230,535	266,392	1,028,854

Costs and Expenses (Income)
Cost of Products Sold	596,737	637,347	692,414	766,941	205,338	194,057	169,702	191,063	760,160	217,437	208,271	190,980	218,331	835,019
Selling, General and Administrative	70,666	74,814	78,434	88,663	21,058	30,147	27,476	29,425	108,106	22,183	21,064	20,717	32,256	96,220
Interest	14,827	24,102	23,533	31,155	5,542	4,643	3,289	600	14,074	-	-	-	2,505	2,505
Loss on Debt Retirements and Spin-off Charges		12,302	894	113,247	-	-	26	22	48	-	-	-		-
Other Income	(4,762)	(40,482)	(22,727)	(47,270)	(3,551)	(24,800)	(3,273)	(5,005)	(36,629)	(2,253)	(3,442)	(2,086)	(23,782)	(31,563)
	677,468	708,083	772,548	952,736	228,387	204,047	197,220	216,105	845,759	237,367	225,893	209,611	229,310	902,181
Income from Continuing Operations
Before Income Taxes	40,650	59,096	62,255	(8,814)	43,265	41,785	19,551	45,890	150,491	26,087	42,580	20,924	37,082	126,673

Income Taxes	13,485	16,819	16,811	(8,225)	13,834	13,133	6,838	15,779	49,584	8,173	13,265	6,300	11,521	39,259
Income from Continuing Operations	27,165	42,277	45,444	(589)	29,431	28,652	12,713	30,111	100,907	17,914	29,315	14,624	25,561	87,414

Income (Loss) from Discontinued Operations - net
of Income Taxes	(51,362)	(4,378)	79,079	8,691					-					-
Income (Loss) before Accounting Change	(24,197)	37,899	124,523	8,102	29,431	28,652	12,713	30,111	100,907	17,914	29,315	14,624	25,561	87,414

Cumulative Effect of Accounting Change - net of
Income Taxes	-	(1,551)	-	-	-	-	-	-	-	-	-	-	-	-
Net Income	(24,197)	36,348	124,523	8,102	29,431	28,652	12,713	30,111	100,907	17,914	29,315	14,624	25,561	87,414

Texas Industries, Inc.
Consolidated Balance Sheets
In $ Thousands

	5/31/2004	5/31/2005	5/31/2006	8/31/2006	11/30/2006	2/28/2007	5/31/2007	8/31/2007	11/30/2007	2/29/2008	5/31/2008

Cash	133,053	251,600	84,139	66,300	83,648	20,365	15,138	5,165	26,216	9,632	39,527
Short-term Investments	-	-	50,606	39,122	10,012	-	-	-	-
Accounts Receivable	108,364	117,363	132,849	160,569	129,517	126,527	142,610	160,079	163,990	151,708	155,676
Inventories	89,373	83,291	102,052	101,330	100,929	114,751	121,467	112,517	112,824	123,735	130,181
Deferred Income Taxes and Prepaid Expenses	31,553	28,754	33,599	26,820	15,475	18,779	17,621	13,047	19,785	22,482	30,398
Total Current Assets	362,343	481,008	403,245	394,141	339,581	280,422	296,836	290,808	322,815	307,557	355,782

Goodwill	61,307	61,307	58,395	58,395	58,395	58,395	58,395	58,395	60,110	60,110	60,110
Real Estate and Investments	42,430	100,200	125,913	107,604	131,513	132,884	111,414	112,217	48,037	23,834	59,971
Deferred Income Taxes, Intangibles and Other Charges	39,259	27,571	22,706	22,493	22,271	16,097	11,369	12,031	12,097	11,376	11,332
Net Assets of Discontinued Operations	798,353	836,100	-	-	-	-	-	-	-	-	-
	941,349	1,025,178	207,014	188,492	212,179	207,376	181,178	182,643	120,244	95,320	131,413

Property, Plant and Equipment	865,133	882,816	953,474	1,015,880	1,098,134	1,184,578	1,289,654	1,366,431	1,442,445	1,484,417	1,542,508
Accumulated Depreciation	452,324	470,163	483,163	492,569	503,070	511,406	505,432	510,881	517,557	525,274	514,744
Net Property, Plant and Equipment	412,809	412,653	470,311	523,311	595,064	673,172	784,222	855,550	924,888	959,143	1,027,764
Total Assets	1,716,501	1,918,839	1,080,570	1,105,944	1,146,824	1,160,970	1,262,236	1,329,001	1,367,947	1,362,020	1,514,959

Accounts Payable	53,497	58,022	63,581	69,866	75,557	74,810	109,749	94,516	115,408	89,895	128,497
Accrued Interest, Wages and Other Items	38,833	49,449	55,059	44,662	54,371	45,354	57,891	41,710	50,568	42,754	47,846
Current Portion of Long Term Debt	699	688	681	680	1,475	1,475	1,340	213	217	221	7,725
Total Current Liabilities	93,029	108,159	119,321	115,208	131,403	121,639	168,980	136,439	166,193	132,870	184,068

Long Term Debt	598,412	603,126	251,505	251,507	250,358	250,358	274,416	353,585	334,517	344,438	401,880

Convertible Subordinated Debentures	199,937	199,937	159,725	159,655	159,655	92,370	-	-	-	-	-

Deferred Income Taxes and Other Credits	63,139	80,050	76,955	81,204	78,186	87,987	90,358	89,400	89,014	90,274	112,498

Shareholders Equity	761,984	927,567	473,064	498,370	527,222	608,616	728,482	749,577	778,223	794,438	816,513
Total Liabilities and Shareholders Equity	1,716,501	1,918,839	1,080,570	1,105,944	1,146,824	1,160,970	1,262,236	1,329,001	1,367,947	1,362,020	1,514,959
	-	-	-	-	-			-	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007					FY2008
				Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
CONTINUING OPERATIONS
Operating Activities
Income from Continuing Operations	27,165	42,277	45,444	(589)	29,431	28,652	12,713	30,111	100,907	17,914	29,315	14,624	25,561	87,414
Adjustments to Reconcile Income from Continuing
Operations to Cash Provided (Used) by
Continuing Operating Activities

Loss on Debt Retirements	-	12,302	-	107,006	-	-	26	22	48	-				-
Loss (Gain) on Asset Disposals	687	(37,997)	(6,582)	(34,768)	(490)	(49)	(31)	(2,347)	(2,917)	(455)	(462)	(279)	(18,214)	(19,410)
Depreciation, Depletion and Amortization	49,196	47,409	46,474	44,955	11,172	11,112	11,572	12,500	46,356	13,318	13,846	13,816	14,597	55,577
Deferred Income Taxes (Benefit)	(27,726)	319	33,811	6,581	3,777	4,734	8,319	(5,476)	11,354	513	614	3,527	14,913	19,567
Other - Net	6,000	5,391	8,889	7,570	(502)	2,482	8,174	5,252	15,406	(5,146)	(507)	753	6,471	1,571
Changes in Operating Assets and Liabilities				-					-					-
Receivables Sold	(7,321)	(72,032)	-	-	-				-	-				-
Accounts Receivable - Net	(1,258)	1,052	(8,873)	(5,060)	(6,218)	9,034	1,724	(3,694)	846	(17,458)	(3,899)	12,312	(20,462)	(29,507)
Inventories	(1,635)	1,664	6,082	(18,761)	722	840	(13,821)	(6,716)	(18,975)	8,950	(307)	(10,911)	(6,446)	(8,714)
Prepaid Expenses	2,099	(5,744)	(1,680)	63	953	1,412	1,545	(2,518)	1,392	1,735	185	286	(4,239)	(2,033)
Accounts Payable and Accrued Liabilities	3,889	(3,011)	17,017	(12,155)	(2,782)	16,338	(15,088)	33,073	31,541	(5,319)	7,639	(18,287)	13,057	(2,910)
Other Credits	2,819	7,375	3,838	2,527	-	-	-	-	-	-				-
Cash Provided (Used) by Continuing Operations	53,915	(995)	144,420	97,369	36,063	74,555	15,133	60,207	185,958	14,052	46,424	15,841	25,238	101,555

Investing Activities
Capital Expenditures	(32,327)	(15,887)	(46,178)	(110,245)	(64,118)	(83,338)	(88,983)	(81,219)	(317,658)	(103,592)	(71,496)	(66,592)	(70,845)	(312,525)
Proceeds from Asset Disposals	11,258	47,243	7,136	23,107	987	(212)	186	4,591	5,552	1,288	1,078	1,562	30,994	34,922
Purchases of Short-term Investments - net				(50,500)	11,500	29,000	10,000	-	50,500	-		-		-
Investments in Insurance Contracts	(713)	(1,162)	(58,798)	(4,366)	(2,402)	(1,872)	(1,014)	(773)	(6,061)	(415)	65,944	22,611	11,063	99,203
Other - Net	2,961	(2,875)	(677)	612	297	(402)	(20)	(211)	(336)	(24)	79	163	(28,850)	(28,632)
Cash Provided (Used) by Investing Activities	(18,821)	27,319	(98,517)	(141,392)	(53,736)	(56,824)	(79,831)	(77,612)	(268,003)	(102,743)	(4,395)	(42,256)	(57,638)	(207,032)

Financing Activities
Long Term Borrowings	366,640	718,097	-	250,000	-	-	-	38,000	38,000	124,000	65,000	24,000	153,000	366,000
Debt Retirements	(371,344)	(592,398)	(699)	(600,700)	(1)	(354)	(930)	(24,236)	(25,521)	(46,173)	(84,064)	(14,076)	(88,053)	(232,366)
Debt Issuance Costs	(1,458)	(16,378)	(39)	(7,363)	-	-	-	-	-	(944)	(89)	(119)	(1,008)	(2,160)
Debt Retirement Costs		(8,605)	-	(96,029)	-	-	(4)	(2)	(6)	-				-
Interest Rate Swap Terminations		8,358	(6,315)	-	-	-	-	-	-	-				-
Stock Option Exercises	512	2,541	41,399	7,510	752	1,091	4,133	418	6,394	599	131	1,948	637	3,315
Common Dividends Paid	(6,315)	(6,336)	(6,643)	(6,908)	(1,798)	(1,802)	(1,868)	(2,049)	(7,517)	(2,051)	(2,052)	(2,058)	(2,061)	(8,222)
Other - Net	(1,961)	(26)	-	-	881	682	84	47	1,694	3,287	96	136	(220)	3,299
Cash Provided (Used) by Financing Activities	(13,926)	105,253	27,703	(453,490)	(166)	(383)	1,415	12,178	13,044	78,718	(20,978)	9,831	62,295	129,866
Net Cash Provided (Used) by Continuing Operations	21,168	131,577	73,606	(497,513)	(17,839)	17,348	(63,283)	(5,227)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	(5,797)	12,668	73,104	(7,778)					-					-
Cash Used by Discontinued Investing Activities	(23,265)	(14,068)	(28,163)	(2,757)					-					-
Cash Used by Discontinued Financing Activities	(2,117)	-	-	340,587					-					-
Net Cash Provided (Used) by Discontinued Operations	(31,179)	(1,400)	44,941	330,052	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	(10,011)	130,177	118,547	(167,461)	(17,839)	17,348	(63,283)	(5,227)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389

Beginning Cash and Cash Equivalents	12,887	2,876	133,053	251,600	84,139	66,300	83,648	20,365	84,139	15,138	5,165	26,216	9,632	15,138
Ending Cash and Cash Equivalents	2,876	133,053	251,600	84,139	66,300	83,648	20,365	15,138	15,138	5,165	26,216	9,632	39,527	39,527

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007					FY2008
				Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
EBITDA Defined
Net Income (Loss) from Continuing Operations	27,165	42,277	45,444	(589)	29,431	28,652	12,713	30,111	100,907	17,914	29,315	14,624	25,561	87,414
Plus (minus):
Interest	14,827	24,102	23,533	31,155	5,542	4,643	3,289	600	14,074	-	-	-	2,505	2,505
Income Taxes (Benefit)	13,485	16,819	16,811	(8,225)	13,834	13,133	6,838	15,779	49,584	8,173	13,265	6,300	11,521	39,259
Depreciation, Depletion & Amortization	49,196	47,409	46,474	44,955	11,172	11,112	11,572	12,500	46,356	13,318	13,846	13,816	14,597	55,577
Loss on Early Retirement of Debt and Spin-off Charges	-	12,302	894	113,247	-	-	26	22	48	-	-	-	-	-
EBITDA	104,673	142,909	133,156	180,543	59,979	57,540	34,438	59,012	210,969	39,405	56,426	34,740	54,184	184,755

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, and loss on early retirement of debt
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	53,915	(995)	144,420	97,369	36,063	74,555	15,133	60,207	185,958	14,052	46,424	15,841	25,238	101,555
Plus (minus):
Changes in Operating Assets and Liabilities	1,407	70,696	(16,384)	33,386	7,325	(27,624)	25,640	(20,145)	(14,804)	12,092	(3,618)	16,600	18,090	43,164
Deferred Taxes (Benefit)	27,726	(319)	(33,811)	(6,581)	(3,777)	(4,734)	(8,319)	5,476	(11,354)	(513)	(614)	(3,527)	(14,913)	(19,567)
Income Taxes (Benefit)	13,485	16,819	16,811	(8,225)	13,834	13,133	6,838	15,779	49,584	8,173	13,265	6,300	11,521	39,259
Loss (Gain) on Disposal of Assets	(687)	37,997	6,582	34,768	490	49	31	2,347	2,917	455	462	279	18,214	19,410
Interest	14,827	24,102	23,533	31,155	5,542	4,643	3,289	600	14,074	-	-	-	2,505	2,505
Spin-off Charges	-	-	894	6,241	-	-	-	-	-	-	-	-	-	-
Other - net	(6,000)	(5,391)	(8,889)	(7,570)	502	(2,482)	(8,174)	(5,252)	(15,406)	5,146	507	(753)	(6,471)	(1,571)
EBITDA	104,673	142,909	133,156	180,543	59,979	57,540	34,438	59,012	210,969	39,405	56,426	34,740	54,184	184,755

Texas Industries, Inc.
Business Segment Summary
$Thousands

	FY2004	FY2005	FY2006	FY2007					FY2008
		Total	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Segment Net Sales (Including Delivery Fees)
Cement	383,623	431,895	471,482	137,690	122,770	111,885	132,578	504,923	129,497	129,234	110,797	126,457	495,985
Aggregates	206,970	225,972	256,109	75,895	65,879	60,573	71,611	273,958	71,863	75,958	68,166	78,110	294,097
Consumer Products	274,939	282,512	337,458	89,545	87,229	68,203	90,798	335,775	94,526	98,031	82,060	94,616	369,233
Eliminations	(98,353)	(105,576)	(121,127)	(31,478)	(30,046)	(23,890)	(32,992)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)
Total Net Sales	767,179	834,803	943,922	271,652	245,832	216,771	261,995	996,250	263,454	268,473	230,535	266,392	1,028,854

Operating Profit
Cement	66,069	82,719	110,953	40,134	50,346	36,470	45,381	172,331	17,218	33,950	24,299	26,031	101,498
Aggregtates	19,047	29,902	48,339	12,582	6,832	1,320	10,517	31,251	11,660	11,085	5,304	28,043	56,092
Consumer Products	11,013	5,259	10,349	3,641	2,623	(1,742)	5,324	9,846	4,077	4,607	(481)	3,380	11,583
Unallocated Overhead and Other Income	26,680	(4,307)	(10,181)	(1,911)	(2,877)	(3,257)	(3,683)	(11,728)	(1,734)	(1,746)	(2,624)	(3,863)	(9,967)
Total Operating Profit	122,809	113,573	159,460	54,446	56,924	32,791	57,539	201,700	31,221	47,896	26,498	53,591	159,206

Corporate
Selling, General and Administrative	(28,658)	(33,272)	(39,110)	(7,747)	(14,522)	(11,359)	(11,566)	(45,194)	(5,809)	(7,379)	(6,119)	(14,585)	(33,892)
Interest	(24,102)	(23,533)	(31,155)	(5,542)	(4,643)	(3,289)	(600)	(14,074)	-			(2,505)	(2,505)
Loss on Debt Retirements and Spin-off Charges	(12,302)	(894)	(113,247)	-	-	(26)	(22)	(48)	-				-
Other Income	1,349	6,381	15,238	2,108	4,026	1,434	539	8,107	675	2,063	545	581	3,864
Income (loss) from Continuing Operations	59,096	62,255	(8,814)	43,265	41,785	19,551	45,890	150,491	26,087	42,580	20,924	37,082	126,673
before Income Taxes

Major Gains (Losses) in Other Income
Unallocated Overhead - Sale of Brick Assets	34,710	-	-	-	-	-	-	-	-	-	-	-	-
Aggregates - Sale of Emissions Credits	-	6,225	-	-	-	-	-	-	-	-	-	-	-
Aggregates - Sale of Real Estate	-	-	23,987	-	-	-	-	-	-	-	-	5,146	5,146
Cement - Cement Antidumping Settlement	-	-	-	-	19,803	-	-	19,803	-	-	-	-	-
Sale of Southern Louisiana Aggregates Operation												10,093	10,093
Cement - Sale of Emissions Credits												3,879	3,879